Exhibit 99.2

BALLY’S CORPORATION ANNOUNCES PRELIMINARY FIRST QUARTER 2021 RESULTS; PROVIDES BUSINESS UPDATE

MARCH REVENUE ACCELERATION SETS STAGE FOR STRONG 2021

Providence, Rhode Island – April 13, 2021 – Bally's Corporation (NYSE: BALY), a leading U.S. omnichannel provider of land-based gaming and interactive entertainment, today announced preliminary financial results for the first quarter ended March 31, 2021. Bally’s currently estimates that for the three months ended March 31, 2021, consolidated revenue was greater than $185.0 million and Adjusted EBITDA was greater than $50.0 million, compared to revenue and Adjusted EBITDA of $109.1 million and $22.1 million, respectively, for the quarter ended March 31, 2020. These results were due in large part to a month-to-month revenue cadence that accelerated dramatically in March as more COVID-19 restrictions were relaxed across the country.

George Papanier, President and Chief Executive Officer of Bally’s Corporation, said “We are extremely encouraged by our trends and March numbers. Increased demand assisted by a relaxation of COVID-19 restrictions contributed to outstanding performance toward the end of the quarter, which, based on early indications, has continued into April. We believe this combination of factors will set us up for a strong 2021 as we continue to welcome more and more Bally’s customers back to our casinos, as well as enhance our iGaming platform.”

Bally’s actual operating results remain subject to the completion of our quarter-end closing process, which includes review by management, the audit committee and its independent auditor. While carrying out such procedures, Bally’s may identify items that would require it to make adjustments to the preliminary estimates of its revenue and Adjusted EBITDA set forth above. As a result, Bally’s actual revenue and Adjusted EBITDA could be different than the expectation set forth and such differences could be material. Additionally, Bally’s estimates of revenue and Adjusted EBITDA are forward-looking statements based solely on information available as of the date of this release and may differ materially from its actual operating results as a result of developments that occur after the date of this release. Therefore, you should not place undue reliance on these preliminary estimates. See “Cautionary Note Regarding Forward-Looking Statements.”

About Bally's Corporation

Bally's Corporation currently owns and manages 12 casinos across eight states, a horse racetrack and 13 authorized OTB licenses in Colorado. With more than 6,000 employees, Bally’s operations include 13,308 slot machines, 460 game tables and 3,342 hotel rooms. Following the completion of pending acquisitions, which include Tropicana Evansville (Evansville, IN) and Jumer's Casino & Hotel (Rock Island, IL), as well as the construction of a land-based casino near the Nittany Mall in State College, PA, Bally's will own and manage 15 casinos across 11 states. Bally's also maintains a multi-year market access partnership with Elite Casino Resorts through which it will provide mobile sports betting in Iowa, as well as a temporary sports wagering permit to conduct online sports betting in the Commonwealth of Virginia. Its shares trade on the New York Stock Exchange under the ticker symbol "BALY."

Cautionary Note Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the securities laws. Forward-looking statements are statements as to matters that are not historical facts, and include statements about Bally's plans, objectives, expectations and intentions.

Forward-looking statements are not guarantees and are subject to risks and uncertainties. Forward-looking statements are based on Bally's current expectations and assumptions. Although Bally's believes that its expectations and assumptions are reasonable at this time, they should not be regarded as representations that Bally's expectations will be achieved. Actual results may vary materially. Forward-looking statements speak only as of the time of this document and Bally's does not undertake to update or revise them as more information becomes available, except as required by law.

Important factors beyond those that apply to most businesses, some of which are beyond Bally's control, that could cause actual results to differ materially from our expectations and assumptions include, without limitation:

•	uncertainties surrounding the COVID-19 pandemic, including limitations on Bally's operations, increased costs, changes in customer attitudes, impact on Bally's employees and the ongoing impact of COVID-19 on general economic conditions;
•	unexpected costs, difficulties integrating and other events impacting Bally's recently completed and proposed acquisitions and Bally's ability to realize anticipated benefits;
•	risks associated with Bally's rapid growth, including those affecting customer and employee retention, integration and controls, and whether Bally’s recently announced combination with Gamesys will be completed and its timing for completion;
•	risks associated with the impact of the digitalization of gaming on Bally's casino operations, Bally's expansion into iGaming and sports betting and the highly competitive and rapidly changing aspects of Bally's new interactive businesses generally;
•	the very substantial regulatory restrictions applicable to Bally's, including costs of compliance;
•	restrictions and limitations in agreements governing Bally's debt could significantly affect Bally's ability to operate its business and its liquidity; and
•	other risks identified in Part I. Item 1A. "Risk Factors" of Bally's Annual Report on Form 10–K for the fiscal year ended December 31, 2020 as filed with SEC on March 10, 2021 and other filings with the SEC.

The foregoing list of important factors is not exclusive and does not include matters like changes in general economic conditions that affect substantially all gaming businesses. You should not to place undue reliance on Bally's forward-looking statements.

Investor Contact

Steve Capp

Executive Vice President and CFO

401-475-8564

InvestorRelations@ballys.com

Media Contact

Richard Goldman / David Gill

Kekst CNC

646-847-6102 / 917-842-5384

BallysMediaInquiries@kekstcnc.com

Reconciliation of Non-GAAP Measures

Bally’s has included Adjusted EBITDA, a non-GAAP financial measure, in this press release.

Adjusted EBITDA is earnings, or loss, for Bally’s before interest expense, net of interest income, (benefit) provision for income taxes, depreciation and amortization, non-operating income, acquisition, integration and restructuring expense, goodwill and asset impairment, expansion and pre-opening expenses, share-based compensation, rebranding, change in fair value of naming rights liabilities, gain on bargain purchases, professional and advisory fees associated with capital return program, CARES Act credit, credit agreement amendment expenses, storm related losses, net of insurance recoveries, Bet.Works and Sinclair, sports and iGaming licensing, and certain other gains or losses.

Bally’s management has historically used Adjusted EBITDA when evaluating operating performance because Bally’s believes that the inclusion or exclusion of certain recurring and non-recurring items is necessary to provide a full understanding of Bally’s core operating results and as a means to evaluate period-to-period performance. Management also believes that Adjusted EBITDA is a measure that is widely used for evaluating operating performance of companies in Bally’s industry and a principal basis for valuing resort and gaming companies like Bally’s. Management of Bally’s believes that while certain items excluded from Adjusted EBITDA may be recurring in nature and should not be disregarded in evaluating Bally’s earnings performance, it is useful to exclude such items when comparing current performance to prior periods because these items can vary significantly depending on specific underlying transactions or events that may not be comparable between the periods presented or they may not relate specifically to current operating trends or be indicative of future results. Adjusted EBITDA should not be construed as an alternative to GAAP net income as an indicator of Bally’s performance. In addition, Adjusted EBITDA as used by Bally’s may not be defined in the same manner as other companies in Bally’s industry, and, as a result, may not be comparable to similarly titled non-GAAP financial measures of other companies.

Net income or loss is the most closely comparable GAAP measure to Adjusted EBITDA. The table below reconciles net loss to Adjusted EBITDA for the three months ended March 31, 2020. Bally’s is unable to present net income for the three months ended March 31, 2021 at this time without unreasonable effort or expense given that, among other things, Bally’s is in the process of its quarterly closing procedures.

BALLY'S CORPORATION

Reconciliation of Net Loss to Adjusted EBITDA (unaudited)

(in thousands)	Three Months Ended March 31, 2020
Net loss	$(8,878)
Interest expense, net of interest income	11,373
Benefit for income taxes	(5,664)
Depreciation and amortization	8,979
Acquisition, integration and restructuring expense	1,786
Goodwill and asset impairment	8,708
Share-based compensation	5,542
Professional and advisory fees associated with capital return program	(16)
Credit Agreement amendment expenses (1)	239
Storm related losses, net of insurance recoveries (2)	(883)
Other (3)	875
Adjusted EBITDA	$22,061

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(1) Credit Agreement amendment expenses include costs associated with amendments made to the Company’s Credit Agreement.

(2) Gain related to insurance recovery proceeds received for a damaged roof at the Company’s Arapahoe Park racetrack.

(3) Other includes the following non-recurring items for the applicable periods (i) expenses incurred associated with the Rhode Island State Police investigation into a tenant in the Lincoln property and a former employee of the Company, (ii) expenses incurred associated with the campaign attempting to create an open bid process for the Rhode Island Lottery Contract, (iii) non-routine legal expenses incurred in connection with certain litigation matters (net of insurance reimbursements), and (iv) costs incurred in connection with the implementation of a new human resources information system.